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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 12, 2011

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Worker Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. office:
136 First Street
Nanuet, NY 10954

(Address of principal executive offices including zip code)

(917) 609-0333
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 12, 2011, Zoom Technologies, Inc. ("Zoom" or the "Company") and Zoom USA Holdings, Inc., a newly formed wholly-owned subsidiary of Zoom ("Zoom Sub") entered into a Securities Purchase Agreement to purchase from The Cellular Network Communications Group, Inc. ("CNCG") a 50% interest in Portables Unlimited LLC ("Portables"), an exclusive wholesale distributor of T-Mobile products in the United States. As consideration of the 50% interest in Portables, Zoom (i) issued an aggregate of 1,494,688 shares of Zoom common stock (the "Equity Consideration") to the principals of CNCG and (ii) through Zoom Sub, issued a promissory note in the principal amount of $500,000 payable to CNCG. The promissory note accrues interest at 2% per annum and matures three years from the date of issuance.

The Equity Consideration shall be held in escrow until the earlier of (i) the date that Portables provides to Zoom financial statements for Portables' third quarter ended September 30, 2011 or (ii) January 15, 2012.

In addition, Zoom Sub purchased an additional 5% interest in Portables for $750,000, to be paid within thirty days of the closing date.

Further, in connection with the transaction, Zoom assumed the responsibility for repaying certain indebtedness owed by Portables to T-Mobile USA, Inc. in the amount of $4,757,187.36 (the "T-Mobile Indebtedness"), and agreed to arrange for a $500,000 letter of credit in the name of Portables to secure obligations of Portables to T-Mobile. The T-Mobile Indebtedness is payable under the following schedule: $2,500,000 is due on November 10, 2011 (the "Initial Payment"), $1,400,000 is due on December 10, 2011 (the "Second Payment"), and the remaining $857,186.36 is due on December 20, 2011 (the "Final Payment"). If the Initial Payment and Second Payment are made in a timely manner, T-Mobile will waive the Final Payment. If the Final Payment is waived, Zoom agrees to pay other outstanding indebtedness of Portables in the amount of $4,500,000, less the amount of T-Mobile Indebtness paid off.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the 50% interest in Portables as described in Item 2.01 above, the Company, though it wholly owned subsidiary, Zoom Sub, issued a promissory date in the amount of $500,000 payable to CNCG. The promissory note accrues interest at 2% per annum and matures three years from the date of issuance.
Item 3.02	Unregistered Sale of Equity Security

As stated in Item 2.02 above, on October 12, 2011 the Company issued an aggregate of 1,494,688 shares of its common stock to the principals of CNCG as partial consideration for a 50% interest in Portables. The Company relied on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.
Item 8.01	Other Events

On October 12, 2011, the Company issued a press release announcing that the Company completed its acquisition of 55% interest of Portables Unlimited LLC.    A copy of the press release is attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements with respect to the acquisition reported in Item 2.01 will be filed by an amendment to this report within 71 calendar days after the date this report was required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information with respect to the acquisition reported in Item 2.01 will be filed by an amendment to this report within 71 calendar days after the date this report was required to be filed.

(d)	Exhibits

Exhibit No.	Description
4.1	Subordinated Note issued by Zoom USA Holdings, Inc. to CNCG in the amount of $500,000.
10.1	Securities Purchase Agreement dated as of October 11, 2011 by and among Zoom Technologies, Inc., Zoom USA Holdings, Inc., Portables Unlimited, LLC, and The Cellular Network Communications Group, Inc.
99.1	Press release, dated October 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: October 18, 2011	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
4.1	Subordinated Note issued by Zoom USA Holdings, Inc. to CNCG in the amount of $500,000. PDF
10.1

Securities Purchase Agreement dated as of October 11, 2011 by and among Zoom Technologies, Inc., Zoom USA Holdings, Inc., Portables Unlimited, LLC, and The Cellular Network Communications Group, Inc.      PDF

99.1	Press release, dated October 12, 2011. PDF